UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): February 8, 2008

Geeks On Call Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-143931	20-8097265
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

814 Kempsville Road, Suite 106 Norfolk, VA	23502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 757-466-3448

Lightview, Inc. 27 East 13th St., #4e
New York, NY 10003 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

GEEKS ON CALL HOLDINGS, INC.

i

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 23, 2008, Lightview, Inc., a Nevada corporation (“PUBCO-NV”), was merged with and into Geeks On Call Holdings, Inc., a Delaware corporation, for the purpose of changing its state of incorporation to Delaware from Nevada (the “Reincorporation”), all pursuant to a Certificate of Ownership and Merger dated January 23, 2008, approved by stockholders on January 23, 2008 and filed with the Secretary of State of Delaware on January 23, 2008. Under the terms of the Certificate of Ownership and Merger, each share of PUBCO-NV’s capital stock was exchanged for 1.43333333 shares of Geeks On Call Holdings, Inc.’s common stock (with fractional shares rounded up to the nearest whole share). Geeks On Call Holdings, Inc. was the surviving entity (the “Company”).

The Merger

On February 8, 2008, the Company, entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) by and among the Company, Geeks On Call America, Inc., a privately held Delaware corporation (“Geeks On Call”), and Geeks On Call Acquisition Corp., a newly formed, wholly-owned Delaware subsidiary of the Company (“Acquisition Sub”). Upon closing of the merger transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub merged with and into Geeks On Call, and Geeks On Call, as the surviving corporation, became a wholly-owned subsidiary of the Company. The merger was consummated on February 8, 2008.

Pursuant to the terms and conditions of the Merger Agreement:

•
At the closing of the Merger, each share of Geeks On Call’s common stock issued and outstanding immediately prior to the closing of the Merger was exchanged for the right to receive 2.115868 shares of the Company’s common stock. To the extent that there are fractional shares, such fractional shares were rounded up to the nearest whole share. Accordingly, an aggregate of 8,000,000 shares of the Company’s common stock were issued to the holders of Geeks On Call’s common stock.

•
Immediately following the closing of the Merger, under the terms of an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, the Company transferred all of its pre-Merger assets and liabilities to its wholly-owned subsidiary, Lightview Holdings, Inc. (“SplitCo”). Thereafter pursuant to a Split-Off Agreement, the Company transferred all of its outstanding capital stock of SplitCo to a major stockholder of the Company in exchange for cancellation of 2,866,667 shares of the Company’s common stock held by such stockholder (with fractional shares rounded up to the nearest whole share) (the “Split-Off”), which left 2,150,000 shares of the Company’s common stock held by existing stockholders of the Company. These shares constituted the part of the Company’s “public float” prior to the Merger that will continue to represent the shares of the Company’s common stock eligible for resale without further registration by the holders thereof.

•
In connection with the closing of the Merger, the Company issued 300 units in a private placement (the “Private Placement”), consisting of an aggregate of 3,000,000 shares of the Company’s common stock and five-year warrants to purchase an aggregate of an additional 1,500,000 shares of common stock at an initial cash exercise price of $1.50 per share, at $10,000 per unit. In the event that the Company is not in material compliance with its registration obligations set forth on Exhibit A to the Subscription Agreement entered into with the investors in the Private Placement, then the investors have a cashless exercise option upon exercising their warrants. A registered broker dealer firm (the “Placement Agent”) served as the Company’s exclusive placement agent in the Private Placement.

•
Upon the closing of the Merger, Ryan Goldstein and Daniel Kominars resigned as the officers and directors of the Company and simultaneously therewith a new board of directors comprised of seven members was appointed. The new board of directors consists of the six current members of the board of directors of Geeks On Call, Richard T. Cole, Ronald W. Pickett, James Weathers, Jim Johnsen, Steve Sanford and Robert P. Crabb. Mr. Douglas Glenn was also appointed to the board of directors of the Company upon consummation of the Merger.

•	Each of the Company, Geeks On Call and Acquisition Sub provided customary representations and warranties, pre-closing covenants and closing conditions in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Following (i) the closing of the Merger, (ii) the closing of the Private Placement for $3,000,000, and (iii) the Company’s cancellation of 2,866,667 shares in the Split-Off, there were 13,150,000 shares of the Company’s common stock issued and outstanding. Approximately 60.8% of such issued and outstanding shares were held by the former stockholders of Geeks On Call and approximately 22.8% were held by the investors in the Private Placement. The foregoing percentages exclude warrants to purchase the Company’s common stock issued to investors and the Placement Agent in connection with the Private Placement and 3,000,000 shares of the Company’s common stock reserved for issuance under the Company’s 2008 Equity Incentive Plan.

Neither the Company nor Geeks On Call had any options or warrants to purchase shares of capital stock outstanding immediately prior to the closing of the Merger. However, immediately prior to the Merger, the Company adopted an equity incentive plan and reserved 3,000,000 shares for issuance as incentive awards to officers, directors, employees and other qualified persons and following the Merger the Company issued options to purchase an aggregate of 2,375,000 shares of the Company’s common stock under such plan to Richard T. Cole, Ronald W. Pickett, Richard Artese, Keith Wesp, Robert Crabb, Douglas Glenn and an employee of the Company, Rhoneil Hernandez.

The shares of the Company’s common stock issued to former holders of Geeks On Call’s capital stock in connection with the Merger, and the shares of the Company’s common stock and warrants issued in the Private Placement, were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempt transactions by an issuer not involving a public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same.

On February 8, 2008, we entered into a consulting agreement with the Placement Agent to assist us in formulating potential business and acquisition strategies, assist us in evaluating potential financing strategies and provide us with general business advice and business development strategies. The term of the agreement will be six months. The Placement Agent will receive 150,000 unregistered shares of our common stock upon consummation of the Merger as a fee for providing us the foregoing services.

The Company intends to issue up to 400,000 unregistered shares of its common stock and up to $250,000 in cash to engage an investor relations and public relations firm for the twelve months following the closing of the Merger.

As of the date of the Merger Agreement there were no material relationships between the Company or any of its affiliates and Geeks On Call, other than in respect of the Merger Agreement.

Changes Resulting from the Merger. The Company intends to carry on Geeks On Call’s business as its sole line of business. The Company has relocated its executive offices to 814 Kempsville Road, Suite 106, Norfolk, Virginia 23502 and its telephone number is (757) 466-3448.

The Merger and its related transactions were approved by the holders of a requisite number of shares of Geeks On Call’s capital stock pursuant to a written consent dated as of February 8, 2008. Under Delaware corporate law, Geeks On Call’s stockholders who did not vote in favor of the Merger may demand in writing, pursuant to the exercise of their appraisal rights, that Geeks On Call pay them the fair value of their shares. Determination of fair value is based on many relevant factors, except that a court may disregard any appreciation or depreciation resulting from the anticipation or accomplishment of the Merger. As of February 11, 2008, no holders of shares of Geeks On Call’s common stock had indicated their intention to seek appraisal of their shares.

Changes to the Board of Directors and Executive Officers. Upon the closing of the Merger, the then-current officers and directors of the Company resigned and were replaced by new officers and directors. Immediately following the closing of the Merger, the Company’s board of directors was reconstituted to consist of Richard T. Cole, Ronald W. Pickett, James Weathers, Jim Johnsen, Steve Sanford, Robert P. Crabb and Douglas Glenn. Following the Merger, the Company’s officers consisted of the officers of Geeks On Call immediately prior to the Merger.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment. The Merger is being accounted for as a reverse-merger and recapitalization of Geeks On Call for financial reporting purposes. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Merger will be those of Geeks On Call and will be recorded at the historical cost basis of Geeks On Call, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of the Company and Geeks On Call, historical operations of Geeks On Call and operations of the Company from the closing date of the Merger.

Tax Treatment; Small Business Issuer. The Split-Off will result in taxable income to the Company in an amount equal to the difference between the fair market value of the assets transferred and the Company’s tax basis in the assets. Any gain recognized, to the extent not offset by the Company’s net operating loss carry-forwards, if any, will be subject to federal income tax at regular corporate income tax rates.

The Company will continue to be a “smaller reporting company,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Merger.

Description of Our Company

PUBCO-NV was incorporated as a Nevada corporation on December 22, 2006 to engage in the sale and branding of laser devices used in low level laser therapy for a wide range of applications. On January 23, 2008, PUBCO-NV merged into the Company for the sole purpose of reincorporating in the State of Delaware. Immediately following the Merger and the Private Placement, the existing assets and liabilities of the Company were disposed of pursuant to the Split-Off.

Geeks On Call was formed in Virginia in June 2001 and provides quick response on-site computer solutions and telephone technical support (including services, on-going support and training) primarily to small businesses (i.e., with 15 or fewer employees) and residential computer users in the United States. On December 6, 2007, Geeks On Call reincorporated from Virginia into Delaware.

After the Merger, the Company succeeded to the business of Geeks On Call as its sole line of business.

Description of Our Business

As used in this Current Report on Form 8-K, all references to “we,” “our” and “us” for periods prior to the closing of the Merger refer to Geeks On Call and for periods subsequent to the closing of the Merger refer to the Company and its subsidiaries.

DESCRIPTION OF BUSINESS

Overview

We were formed in June 2001 and provide quick-response, on-site computer solutions and telephone technical support (including services, on-going support and training) primarily to small businesses (i.e., with 15 or fewer employees) and residential computer users in the United States. On-site solutions are provided through a network of independent franchised service providers, known as “Geeks,” conducting business under the trade names “1-800-905-GEEK,” and “Geeks On Call.” We provide telephone technical support in markets where on-site support is not available. Our on-site support services include troubleshooting, maintaining, upgrading and networking computers, and service programs, designed to establish a long-term relationship with the customer. Additionally, we provide training and consulting to computer users at their home or business location. Our concept is to bring state-of-the-art computer solutions directly to end users at their locations and eliminate the inconvenience of traveling to a traditional retailer or depot service center and the associated overhead in operating such facilities. Through a combination of on-site services and telephone technical support, we can now develop relationships with consumers and small to medium size businesses, who need support anywhere at anytime.

Mission

Our mission and vision is to be a leading provider of professional onsite enterprise class technology solutions to the small to medium-size business and residential markets. Our goal is to build an international brand name and brand loyalty in the computer services industry by providing quick-response, on-site computer solutions and telephone technical support primarily to small businesses (i.e., with 15 or fewer employees) and residential computer users and then expand our business model to markets outside of the United States. Small business owners and residential customers both generally share similar traits with regard to their immediate and future computer support needs. We believe that this segment of computer users is underserved or poorly served by larger competitors in the computer service industry. We believe that by bringing the same or better high quality technical services and support to small business that usually only larger companies can afford, we level the playing field for the small business entrepreneur. We seek to establish a competitive advantage in our markets with a decentralized service approach by becoming one of the first national competitors to provide consistently high-quality, on-site computer solutions to small businesses and residential computer users at reasonable prices.

Growth Strategy

Our strategy is to capitalize on the increasing demand for the convenience of on-site computer solutions by establishing operations in every major U.S. metropolitan market, thereby positioning ourselves as a national brand name in the multi-billion dollar computer-services industry. We intend to implement this strategy through franchised or company-owned operations to build a nationwide network of industry-certified technicians. As of November 30, 2007, we have granted 304 franchises, of which 269 are operational in the following markets: Atlanta (GA), Baltimore (MD), Boston (MA), Charleston (SC), Charlotte (NC), Chicago (IL), Colorado Springs (CO), Dallas/Ft. Worth (TX), Denver/Boulder (CO), Raleigh/Durham (NC), Hampton Roads (VA), Harrisburg (PA), Hartford (CT), Houston (TX), Jacksonville (FL), Kansas City (MO), Los Angeles (CA), Miami (FL), Minneapolis (MN), Myrtle Beach (SC), New York City (NY), Orlando (FL), Philadelphia (PA), Phoenix (AZ), Pittsburgh (PA), Portland (OR), Richmond (VA), Sacramento (CA), San Diego (CA), San Francisco (CA), Tampa (FL), Washington D.C. and West Palm Beach (FL).

Revenue Potential

We anticipate that revenues will be derived from (i) fees from service contracts, (ii) fees from service calls, (iii) fees from preventative maintenance services, (iv) fees from computer system upgrades, (v) initial franchise fees, (vi) franchise advertising funds, (vii) franchise telemarketing services, and (viii) franchise royalties. For example, we anticipate a service fee structure that estimates approximately $250 for the average service call fee and $150 for the average monthly service contract.

Every Geeks On Call technician is industry certified and tested for skills and competency. Technicians regularly remove malware, viruses, and spam from computers at a cost of $99 to $500 per call depending on the duration and complexity of the affliction. Technicians routinely serve as the outsourced IT department of the small and medium sized business community by providing managed services. Managed service agreements provide a stable platform of recurring revenue to the franchisee and may be as inexpensive as $1,200 per year or as elaborate as $100,000 per year. Most typically managed service agreements are in the $5,000 per year range, where the technician is on call for problems and proactively visits the customer once or twice per month.

We currently derive the majority of our revenue from franchise royalty of eleven percent (11%). We do not currently have any company owned operations. Management intends to use a significant portion of the proceeds from the Private Placement to develop company owned operations in major metropolitan markets where we have no franchisee representation. Management believes that the company owned operations will operate at a substantially greater margin. We intend to establish company owned operations in major markets within the next 24 months, although there can be no assurance that we will be successful in achieving our goal.

Our management intends to augment our established franchise system with a sales team to sell products offered as a result of an exclusive private label/marketing agreement with Telkonet pursuant to which we will purchase from Telkonet a private label powerline communications product that will allow us to provide powerline internet connectivity to the small and medium size business community and the residential marketplace. The Telkonet products to be marketed by us under the trade name Geek Link System will enable us to deliver state of the art networking connectivity, virtually eliminating the need to pull additional Cat 5 cable in office buildings and homes. Management believes that this potential cost savings and elimination of the need for CAT 5 cabling along with the exclusivity accorded Geeks On Call will result in a substantial increase over existing revenue and at a much greater profit. The Geek Link System will be sold to customers through our existing network of franchisees. It is our intent to hire additional sales representatives and technicians to market Geek Link System products in metropolitan areas outside of our present foot print of 33 cities throughout the U.S.

Franchise Operations

We grant 1-800-905-GEEKTM franchises to qualified candidates to operate a computer services and solutions business using our business model and system for delivering computer services and related products (the “Geeks On Call System”). Franchisees enter into a 10-year franchise agreement with us and, for a Single Franchise territory, pay an initial franchise fee of $25,000. If we agree to grant a franchisee the exclusive right to develop and operate three (3) or more franchise units in a defined market, the franchisee can elect to sign an Area Development Agreement (“ADA”). The ADA fee is $22,000 for each of the first two franchises, $18,000 for each of the franchises three through five, and $16,000 for each of the franchises six and above. When the franchise agreement for each territory under an ADA is signed, an additional franchise fee of $3,000 is owed. Once a franchise agreement is signed, the franchisee pays an Initial Advertising Fee of $15,000. Once the territory is operating, each franchisee pays an ongoing royalty fee of eleven percent (11%) of the franchisee’s gross revenue and an advertising allowance of $275 weekly.

The license of the Geeks On Call System to franchisees includes the right and obligation to use our service marks and logos in conjunction with mandatory standardized business procedures and methods of operation. The licensed Geeks On Call System includes initial training in business operations, a cooperative advertising program (funded through contributions made by both franchisee and us), methods of advertising and promotion developed by us and standardized operating manuals which assist franchisees in the operation of their businesses.

Quality Control

One of the cornerstones to building brand equity is quality control. This is especially true when growing the brand through franchising. In this regard, we carefully monitor both our operations and our franchisees for quality of service, employee appearance, customer satisfaction, training of personnel and conformity to the Geeks On Call System methods and procedures. Our current policy is to conduct background checks on all franchisees and employees and requires our franchisees to conduct background checks on their employees. Only industry certified, trained and tested technicians work on computers. Acceptable certifications may be issued by CompTia and/or Microsoft, which management believes to be the highest industry standards. Currently, all quality control processes are managed through our headquarters in Norfolk, Virginia. Quality control staff inspects each franchisee’s business operations on a periodic basis and requires each franchisee to bring its operations into compliance with our performance standards, if necessary. As we continue to expand geographically, we may maintain Company-operated offices in each geographic region serviced by us and/or our franchisees and staff these offices with regional managers, who will perform the quality control function.

Franchise Regulation

Our offer and sale of franchises is subject to regulation by both federal and state law. These laws and regulations require us to prepare a franchise disclosure document and, in certain states, to register the franchise disclosure document with appropriate state authorities as may be required prior to offering and selling franchises in those states. The common and statutory law of many states impose restrictions on the content and/or enforceability of the franchise agreement, including non-competition provisions and the termination or non-renewal of a franchise. We are taking steps we believe are appropriate to comply with such laws and regulations. There are substantial legal and other costs attendant to compliance with such laws and regulations.

Advertising and Marketing

The foundation of our marketing strategy for building brand recognition is to satisfy customer demands for computer solutions based on superior customer service. Our marketing goal is to build brand loyalty and become the computer users’ support and services company of choice by offering directly and through our franchised operations:

•	consumer confidence: selecting only sales and service oriented Comptia A+ or Microsoft Certified technicians and training them to be customer friendly and provide the highest possible quality service;

•	convenience: offering on-site support and service plans and other value-added services and products made available at the customer’s location; and

•	reasonable prices: simple flat rate pricing and easy to understand service agreements and contracts.

We intend to reach our goal of creating brand loyalty through:

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brand recognition and identity: utilizing only consumer friendly trademarks filed with the U.S. Patent and Trademark Office in conjunction with a direct marketing web site and yellow page advertising for residential customers;

•	market penetration: aggressively advertising to small businesses utilizing telemarketing and face to face sales techniques unique for this industry;

•	customer advantages: educational seminars and content available to customers free of charge;

•	image building: local and national advertising and marketing mix with public relations program and customer focused campaigns to acquire and retain new customers; and

•
partnerships:  establishing alliances with communications and Internet Service Providers and other relevant third-party vendors to enable us and our franchisees to provide value-added services to our customers.

Intellectual Property

We have aggressively sought to establish and protect our intellectual property and currently hold multiple registered trademarks with the United States Patent & Trademark Office (“USPTO”), including the name Geeks On Call®. We have filed applications for additional marks with the USPTO, including 1-800-905-GEEKTM, and have also received registration of the Geeks On Call® mark in Canada and have filed the appropriate applications for same mark in the European Union in anticipation of our expansion.

Competition

The computer services industry is characterized by intense competition among numerous service providers (Geek Squad®, FireDog, etc.), computer retailers (e.g., CompUSATM) and others. The dominant national competitor is Geek Squad®, a division of Best Buy, Inc., a national computer and electronics retailer, which has a presence in most major markets. Most of our competitors are more established than we are, with substantially greater marketing, financial, personnel and other resources than are currently available to us. We have studied the business model of each of these competitors and believe that our current business model, which is focused on franchising, is more effective than the models of our competitors. We believe that our business model and marketing strategy will result in greater market penetration and thereby produce higher revenue for us and our franchisees. However, there are few significant barriers to entry into the industry or to the adoption by competitors of some or all of our marketing or operational strategies.

Leases

We lease our Norfolk headquarters, consisting of approximately 9,961 square feet of office space, at $13,569 per month, including heat, utilities and janitorial services. The lease expires in November 2012. We believe that these offices are adequate for our current needs. However, depending upon the expansion of our operations, we may require additional office space for our headquarters and/or our telemarketing call center.

Employees

As of November 30, 2007, we employed 48 full-time employees. With a portion of the proceeds of the Private Placement, we anticipate employing approximately 110 to 150 full-time employees in the near future.

Legal Proceedings

There is no current or pending litigation involving us which would have a material impact on our operations, nor, to the knowledge of our management, is any such litigation threatened.

Forward-Looking Statements

This Current Report on Form 8-K and other written reports and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis or Plan of Operation

This discussion should be read in conjunction with the other sections of this Current Report on Form 8-K, including “Risk Factors,” “Description of Business” and the Financial Statements attached hereto as Item 9.01 and the related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report as well as other matters over which we have no control. See “Forward-Looking Statements.” Our actual results may differ materially.

Overview

Pioneer of On-Site IT Support. With our formation in June 2001, we believe that we have helped pioneer the on-site residential IT service concept to address a huge need. We were among the first companies to utilize national advertising and unique automotive detailing to promote our services. Recognizable by our branded midnight-blue Chrysler PT Cruisers, we have been recognized in 2007 and in prior years for our growth by Franchise Times and Entrepreneur Magazine. Our franchise owners and IT professionals also serve as experts for news stories, and have been featured in USA Today, NBC Nightly News, and hundreds of local newspapers and television.

Franchise Growth. Since we began franchising in 2001, each small business franchisee has worked as an entrepreneur by growing their businesses in the communities where they live and work. They build their businesses one satisfied customer at a time. As of November 30, 2007, we have granted more than 300 independently-owned and-operated Geeks On Call franchises that support customers in 33 cities across the U.S.

Small Business Expansion. Today, we have expanded our quick-response, IT services and solutions to advise and support small businesses. Through our network of Comptia A+ and Microsoft certified IT professionals, we provide small businesses with a competitive edge through technology support previously only available to large enterprise business. As business owners ourselves, our franchisees understand that IT is as mission-critical to a small business as it is to a large enterprise, thus leveling the playing field for entrepreneurs and small business throughout the country.

Services. Our certified IT professionals provide a vast array of services including system security and online privacy solutions, hardware and software repairs and troubleshooting, wireless equipment and network installations, spyware and virus prevention and removal, data backups and transfers, and other value-added products and services from technology partners Telkonet, CA (formerly Computer Associates) and Gateway among others.

Our mission and vision is to be a leading provider of professional onsite enterprise technology solutions to the small to medium business and residential markets in the United States. We are focused on the development of opportunities to help our franchisees grow their business and drive revenue through additional channel opportunities. In order to successfully fulfill the mission and vision, our franchise partners must be well positioned within their geographic markets to leverage opportunities. In support of this effort we are committed to the development of enhanced national brand recognition, public relations, small-medium sized business market segmentation, compelling sales campaigns and support collateral materials.

We recently completed a national tour of our franchisees to introduce changes in our Preferred Partner Program including our relationship with CA (formerly Computer Associates) to provide a variety of software products, the addition of business-class computers from Gateway, and the exclusive private labeling of a revolutionary new powerline networking product — “GeekLink System” — by our newest partner Telkonet, Inc.

It is our goal to seek out additional strategic partners with compelling products and services and attractive margin potential that provide our franchise partners with a competitive edge in the marketplace. One of our overarching business goals and primary objectives is to find new and innovative ways to help our franchise partners build their business and increase their profitability.

Use Of Proceeds

After deducting estimated placement agent fees and estimated offering expenses payable by us, we received net proceeds of $2,441,400 from the sale of Units in the Private Placement.

We intend to use the net proceeds of the Private Placement as follows:

	Amount	Percent
Purchase of Geek Link System Inventory	$500,000	20.48%
Hiring of Additional Sales Representatives and Technicians	1,000,000	40.96
Repayment of Existing Indebtedness	300,000	12.29
Retention of Investor Relations and Public Relations Firm	250,000	10.24
General Working Capital	391,400	16.03
Total	$2,441,400	100.00%

Our management will have discretion and flexibility in applying a substantial portion of the net proceeds of the Private Placement. Pending any uses, as described above, we intend to invest the net proceeds from the Private Placement in short-term, interest bearing, investment grade securities.

The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our efforts. The foregoing discussion represents our best estimate of our allocation of the net proceeds of the Private Placement based upon current plans and estimates regarding anticipated expenditures. Actual expenditures may vary substantially from these estimates and we may find it necessary or advisable to reallocate the net proceeds within the above-described uses or for other purposes.

Results of Operations

Our revenues are derived primarily from royalties and advertising fees earned from operating franchises and fees earned from the sales of franchise territories. Fees from the sale of franchises are recognized in income in the period that substantially all services and conditions relating to the sale under our franchise agreement have been performed, typically the period in which the franchisee has completed and passed our rigorous training class.

Three Months Ended November 30, 2007 Compared to the Three Months Ended November 30, 2006

Revenues

During the quarter ended November 30, 2007 we recognized revenues of $1,605,071, as compared to revenues of $1,663,272 during the quarter ended November 30, 2006, representing a decrease of approximately 3%. This decrease is primarily attributable to a reduction in the number of active operating franchises and corresponding royalty revenues.

Operating Loss

Operating expenses, which consist of selling, general and administrative expenses, advertising and depreciation and amortization totaled $2,013,106 for the quarter ended November 30, 2007, as compared to $1,843,407 for the quarter ended November 30, 2006, representing an increase of approximately 9%. Our operating loss for the quarter ended November 30, 2007 was $408,035 as compared to an operating cost of $180,135 for the quarter ended November 30, 2006, representing an increase of approximately 127%. Our operating loss increased due to increased selling, general and administrative expenses and advertising expenses as explained below.

Selling, General & Administrative

Selling, General and Administrative expenses which consist of salaries, commissions, professional fees and overhead expenses, increased $35,425 or 4% to $978,021 for the quarter ended November 30, 2007, as compared to $942,596 for the quarter ended November 30, 2006. The increase is primarily attributable to professional fees directly related to the Merger and travel costs associated with a national tour of the franchise network for the introduction, promotion, and delivery of new products from strategic partners to the franchise system.

Advertising

Advertising expenses increased $142,609 or 17% to $998,699 for the quarter ended November 30, 2007, as compared to $856,090 for the quarter ended November 30, 2006. This increase was attributable to franchises sold in prior quarters which became operational this quarter.

Depreciation and Amortization

Depreciation and amortization expense totaled $36,386 during the three months ended November 30, 2007, as compared to $44,721 during the three months ended November 30, 2006. The decrease is a result from the reduction in depreciable assets as being fully depreciated.

Net Cash Used in Operating Activities

Cash utilized in operating activities was $118,625 for the three months ended November 30, 2007, as compared to $197,261 for the three months ended November 30, 2006. The decrease was primarily due to a decrease in direct costs related to franchise operations.

Net Cash Used in Investing Activities

Net cash used in investing activities totaled $43,243 for the three months ended November 30, 2007, as compared to $62,534 for the three months ended November 30, 2006. A decrease in the repayments of loans to franchisees and others was mainly attributable for the decline.

Net Cash Used in and Provided  by Financing Activities

Net cash used in financing activities totaled $13,477 for the three months ended November 30, 2007, as compared to cash provided by financing activities of $369,729 for the three months ended November 30, 2006. The reason for the decrease is that we had not sold any debt or equity instruments as of November 30, 2007.

Year Ended August 31, 2007 Compared to the Year Ended August 31, 2006

Franchise Sales

In fiscal year 2007 we reevaluated our franchise sales strategy. The decision was made to focus on selling franchise territories in markets that were already established. This change in strategy resulted in the opening of fewer new territories but in more desirable geographic markets. We believe that our franchisees could reach profitability faster by building out their operations in more strategic target markets where the customer demographics coincides with our marketing strategy.

Revenues

During the fiscal year ended August 31, 2007 we recognized revenues of $7,107,854, as compared to revenues of $8,069,884 during the prior year ended August 31, 2006, representing a decrease of approximately 12%. This decrease is primarily attributable to a reduction in the number of active operating franchises and corresponding royalty revenues.

Operating Loss

Operating expenses, which consist of selling, general and administrative expenses, advertising expenses and depreciation and amortization totaled $8,199,214 for the fiscal year ended August 31, 2007, as compared to $9,645,200 for the fiscal year ended August 31, 2006, representing a decrease of approximately 15%. Our operating loss for the fiscal year ended August 31, 2007 was $1,091,360 as compared to an operating loss of $1,575,316 for the fiscal year ended August 31, 2006, representing a decrease of approximately 31%. Our operating loss decreased due to a reduction of corporate and administrative overhead including staff and payroll expenses.

Selling, General & Administrative

Selling, General and Administrative expenses which consist of salaries, commissions, professional fees and overhead expenses, decreased by $663,420 or 14 % to $4,035,662 for the fiscal year ended August 31, 2007, as compared to $4,699,082 for the fiscal year ended August 31, 2006. The decrease is consistent with our overall change in sales strategy and reduction in overhead costs.

Advertising

Advertising and Marketing expenses decreased by $760,316 or 16% to $3,993,017 for the fiscal year ended August 31, 2007, as compared to $4,753,333 for the fiscal year ended August 31, 2006. This decrease was a direct result in the change of our franchise sales strategy which resulted in the opening of fewer new territories but in more desirable geographic markets and the dissolution of a number of previously unprofitable territories.

Depreciation and Amortization

Depreciation and amortization expenses totaled $170,535 for the fiscal year ended August 31, 2007, as compared to $192,785 for the fiscal year ended August 31, 2006, representing a decrease of 12%. The decrease is a result of a reduction in depreciable assets due to certain fixed assets being fully depreciated during the current year.

Net Cash Used in Operating Activities

Cash utilized in operating activites was $498,137 during the year ended August 31, 2007, as compared to $1,452,010 during the year ended August 31, 2006. The decrease is primarily attributable to a reduction in direct costs associated with our operations.

Net Cash Used in Investing Activities

Net cash used in investing activities totaled $519,964 for the year ended August 31, 2007, as compared to $99,778 for the year ended August 31, 2006. The increase is directly related to repayment of loans to franchisees and others.

Net Cash Provided by Financing Activities

Net cash provided by financing activities totaled $631,091 for the year ended August 31, 2007, as compared to $1,091,610 for the year ended August 31, 2006. The reason for the decrease is that we did not need to utilize additional line of credit and we did not issue additional securities as of August 31, 2007.

Liquidity and Capital Resources

As of November 30, 2007, we had cash of $105,501 as compared to $280,846 as of August 31, 2007. This decrease is attributable to the working capital needed to facilitate the operations of our franchise business.

As of August 31, 2007 we had cash of $280,846 as compared to $667,856 as of August 31, 2006. This decrease is also attributable to the working capital needed to facilitate the operations of our franchise business. We have historically met our liquidity requirements from a variety of sources, including private placements which over the years has netted us proceeds of $4,971,000 and establishing a line of credit with a banking facility in the amount of $700,000, of which $200,000 is currently outstanding and will be paid off with proceeds from the current Private Placement funding.

We may need to raise additional capital in the future to fund our operating requirements. We expect that revenues from franchise operations coupled with the funds from the Private Placement will fund our operations for a period of 12 months. Our operating capital requirements include the planned costs to operate our business, including amounts required to fund working capital and capital expenditures.

No assurance can be given that any source of additional cash will be available to us. If no source of additional cash is available to us, we may have to significantly reduce the scope of our operations or possibly seek court protection from creditors or cease business operations altogether.

Off-Balance Sheet Arrangements

Since our inception, except for standard operating leases, we have not engaged in any off-balance sheet arrangements, including the use of structured finance, special purpose entities or variable interest entities.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Relating to Our Business

We have a limited operating history and have sustained recurring losses.

Geeks On Call America, Inc. was formed in June 2001 and has not reported a net profit for any year. For the quarter ended November 30, 2007, we reported a net loss of $424,818 on revenues of $1,605,071. For the quarter ended November 30, 2006, we reported a net loss of $187,782 on revenues of $1,663,272.  For the year ended August 31, 2007, we reported a net loss of $1,147,654 on revenues of $7,107,854. For the year ended August 31, 2006, we reported a net loss of $1,567,527 on revenues of $8,069,884.  Our financial data is of limited value in projecting our future operating results and there can be no assurance that we will show a net profit at any time. Our future viability, profitability and growth depends upon our ability to successfully operate and expand our operations. Our prospects in the United States as well as markets outside of the United States must be considered in light of the risk, expenses and difficulties frequently encountered in the expansion of business into new markets where our brand is not well known, particularly in the fast paced computer services industry, and ease of market entry. There can be no assurance that any of our efforts will prove successful or that we will not continue to incur operating losses in the future.

Our expansion plans outside the U.S. may not succeed.

We have current plans to expand into Canada and we are considering other markets outside the United States, including the United Kingdom and other countries within the European Union. Any expansion to markets outside the United States will present different and successive risks, expenses and difficulties with regard to applying or modifying our business model to different countries and regions of the world. In addition, certain countries regulate the offer of franchises and certain aspects of the franchisor/franchisee relationship and such foreign regulations may prevent or delay our expansion plans abroad. There can be no assurance that any of our efforts to expand outside the U.S. will prove successful, that we will not continue to incur operating losses in the future as a result of these efforts or that such efforts will not have a material adverse impact on us.

We will need additional financing to execute our business plan and fund operations, which additional financing may not be available.

We have limited funds. Even with the proceeds of the Private Placement, we may not be able to execute our current business plan and fund business operations long enough to achieve profitability. Part of our expansion plan is for us to open and operate Company-owned businesses. This will require us to hire, train and supervise technicians and managers. Our ultimate success may depend upon our ability to raise additional capital. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us.

We may be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings. Future financings through equity investments are likely to be dilutive to existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our subsequent investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition.

Our ability to obtain needed financing may be impaired by such factors as the capital markets and the fact that we are not profitable, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

We are dependent upon key personnel whose loss may adversely impact our business.

We rely heavily on the expertise, experience and continued services of our senior management, especially Richard T. Cole, who will continue as our Chairman and Chief Executive Officer. The loss of Mr. Cole, or an inability to attract or retain other key individuals, could materially adversely affect us. We seek to compensate and motivate our executives, as well as other employees, through competitive salaries and bonus plans, but there can be no assurance that these programs will allow us to retain key employees or hire new key employees. As a result, if Mr. Cole were to leave, we could face substantial difficulty in hiring a qualified successor and could experience a loss in productivity while any such successor obtains the necessary training and experience. Upon consummation of the Merger, we entered into employment agreements with Richard T. Cole, Richard Artese and Keith Wesp. However, there can be no assurance that the terms of these employment agreements will be sufficient to retain Messrs. Cole, Artese and Wesp.

We are dependent upon our managers and skilled professional technicians.

Our success depends, in part, on the availability of technically qualified persons who are willing to service our customer base at earning and income levels consistent with industry standards. Our success in managing and expanding our business will depend upon (a) our ability to attract, hire and incorporate managers for our operations and (b) the ability of our franchisees to hire, train and supervise additional personnel and deal with turnover. There is no assurance that either we can attract, hire and maintain experienced managers for our operations or that our franchisees can attract and retain such technically qualified persons. Moreover, if the supply of this labor pool is reduced in the future for reasons within or outside our control, then the expenses for our operations could be substantially increased without our receiving offsetting increased revenues.

Our industry is extremely competitive.

The computer services industry is characterized by intense competition among numerous service providers (Geek Squad®, FireDog, etc.), computer retailers (e.g., CompUSATM) and others. Most of these competitors are more established than we are, with substantially greater marketing, financial, personnel and other resources than are currently available to us. There are few significant barriers to entry into the industry or to the adoption by competitors of some or all of our marketing or operational strategies.

We have risks associated with franchised operations.

Our ability to successfully franchise additional businesses will depend on various factors, including the financial and other capabilities of the franchisees, our ability to manage expansion into new markets and economic and business conditions generally. There is also a “ramp-up” period before we expect a new business to achieve our targeted level of performance. This is due to higher operating costs caused by start-up and other temporary inefficiencies associated with opening new businesses, such as lack of market familiarity and acceptance when we enter a new market, and training of personnel. Further, there can be no assurance that our franchisees will successfully develop or operate their franchises in a manner consistent with our concepts and standards or will have the business abilities or access to financial resources necessary to generate sufficient revenues. There is no assurance that we will be able to sell a sufficient number of franchises to meet our revenue and growth plans, nor is there any assurance that our franchise training programs and procedures will be effective in enabling franchisees to run successful computer solutions businesses. Because our operating results are closely tied to the success of our franchisees, the failure of one or more of these franchisees could adversely affect our operating results. Franchisees are independent contractors and are not employees. How well each of our franchisees operates is outside of our direct control. Although we have developed criteria to evaluate and screen prospective franchisees, we are limited in the amount of control we can exercise over our franchisees and the quality of franchised operations may be diminished by any number of factors beyond our control. Franchisees may not have the business acumen or financial resources necessary to successfully operate businesses in a manner consistent with our standards and requirements and may not hire and train qualified personnel. Poor operations may affect each franchisee’s sales. Our image and reputation, and the image and reputation of other franchisees, may suffer materially and system-wide sales could significantly decline if our franchisees do not operate successfully.

Risk of franchisee default.

Many of our franchisees depend on financing from banks and other financial institutions in order to finance their franchise. Some of our franchisees may be highly leveraged, and if they are unable to service their indebtedness, such failure could adversely affect their ability to maintain their operations, and/or meet their contractual obligations to us, including royalty payments, which may have an adverse effect on our operating performance.

We are subject to government regulation which can result in increased costs, delays and limits on our operating flexibility.

We must comply with federal and state laws that regulate the offer and sale of franchises and certain aspects of the franchisor/franchisee relationship. In addition, to the extent that we expand our operations abroad, we will be required to comply with foreign laws that regulate the offer of franchises and certain aspects of the franchisor/franchisee relationship. The common and statutory law of many states impose restrictions on the content and/or enforceability of the franchise agreement, including non-competition provisions and the termination or non-renewal of a franchise. Some states require that franchise materials be registered before franchises can be offered or sold in the state. There are substantial costs associated with complying with such regulations, and the failure to comply with federal, state and/or foreign laws, rules and regulations governing franchisors could have a material adverse effect on us and on our franchisees. In addition, we are subject to federal, state and local statutes, ordinance and regulations applicable to business generally. The costs of compliance with such statutes and regulations and timing issues related to regulatory action and approval may have a material adverse impact upon our financial condition and results of operations. The need to make certain disclosures related to the corporate restructuring resulting from the Merger and other transactions related to the Private Placement may cause us to delay our franchise filings in certain states, which, in turn, would prevent us from engaging in the offer and sale of new franchises until we are able to update our franchise disclosure documents. This delay may have a material adverse impact upon our financial condition and results of operations. The need to make certain disclosures related to the corporate restructuring resulting from the Merger and the other transactions related to the Private Placement may cause us to delay our franchise filings in certain states, which, in turn, would prevent us from engaging in the offer and sale of new franchises until we are able to file our updated franchise disclosure documents.

We may not recover the advertising costs necessary to penetrate new markets.

In order to open certain markets, we may be required to invest in advertising, marketing and other related expenses, including yellow page advertising, prior to franchisees beginning business operations and/or before there are enough franchisees operating to cover the cost of such advertising and marketing. Such advertising costs may not be recovered through continued franchise sales and/or franchisee operations and could have a material adverse effect on our financial condition and results of operations.

Our rebranding efforts may not succeed.

We have undertaken a significant rebranding effort as a result of perceived confusion in the computer services marketplace. The decision to change our tradename from Geeks On Call® to 1-800-905-GEEKTM may not prove successful or may further confuse consumers and result in lost business opportunities and revenue. We may be required to invest in advertising, marketing and other related expenses, to support the rebranding effort and such advertising and marketing costs may not be recovered through continued franchise sales and/or franchisee operations and could have a material adverse effect on our financial condition and results of operations.

Our failure or inability to enforce our trademarks or other proprietary rights could adversely affect our competitive position or the value of the 1-800-905-GEEKTM brand.

We own certain common law trademark rights and a number of federal trademark and service mark registrations, and proprietary rights related to certain of our core services. We have applied for but not yet obtained a registration for the 1-800-905-GEEKTM trademark. We believe that our trademarks and other proprietary rights are important to our success and our competitive position. We devote appropriate resources to the protection of our trademarks and proprietary rights. The protective actions that we take, however, may not be enough to prevent unauthorized usage or limitation by others, which might cause us to incur significant litigation costs and could harm our image or our brand or competitive position.

We also cannot assure you that third parties will not claim that our trademarks or offerings infringe the proprietary rights of third parties. Any such claim, whether or not it has merit, could be time-consuming, result in costly litigation, cause product delays or require us to enter into royalty or licensing agreements. As a result, any such claim could have a material adverse effect on our business, results of operations and financial condition.

Government regulation of the Geek Link System product could impair our ability to sell such product in certain markets.

It is our intent to utilize a portion of the proceeds of the Private Placement to purchase inventory of the “Geek Link System” private label powerline communication product pursuant to our agreement with Telkonet and to hire additional sales representatives and technicians to market Geek Link System in metropolitan areas outside of our present foot print of 33 cities throughout the U.S. The Geek Link System product will be subject to regulation by the Federal Communications Commission (“FCC”). FCC rules permit the operation of unlicensed digital devices that radiate radio frequency emissions if the manufacturer complies with certain equipment authorization procedures, technical requirements, marketing restrictions and product labeling requirements. Differing technical requirements apply to “Class A” devices intended for use in commercial settings, and “Class B” devices intended for residential use to which more stringent standards apply. An independent, FCC-certified testing lab has verified that Telkonet’s iWire SystemTM product suite (the technology which will serve as the basis for the Geek Link System product) complies with the FCC technical requirements for Class A and Class B digital devices. No further testing of these devices is required and the devices may be manufactured and marketed for commercial and residential use. Additional devices designed for commercial and residential use will be subject to the FCC rules for unlicensed digital devices. Moreover, if in the future the FCC changes its technical requirements for unlicensed digital devices, further testing and/or modifications of devices may be necessary. Failure to comply with any FCC technical requirements could impair our ability to sell the Geek Link System product in certain markets and could have a negative impact on our business and results of operations.

Infringement by third parties on the proprietary technology incorporated to the Geek Link System product, and development of substantially equivalent proprietary technology by competitors could negatively impact our business.

Our success with respect to the sale and marketing of the Geek Link System product depends partly on the patent and trade secret protection obtained by Telkonet on the technology incorporated to the Geek Link System product, Telkonet’s ability to obtain future patents and licenses with respect to this technology, and Telkonet’s ability to manufacture the Geek Link System product without infringing on the proprietary rights of third parties. There can be no assurance that the measures Telkonet has taken to protect its intellectual property, including those integrated to its Telkonet iWire SystemTM product suite (the technology which will serve as the basis for the Geek Link System product), will prevent misappropriation or circumvention. In addition, there can be no assurance that any patent application, when filed, will result in an issued patent, or that the existing patents, or any patents that may be issued in the future, will provide significant protection against competing products. Moreover, there can be no assurance that any patents issued to, or licensed by, Telkonet will not be infringed upon or circumvented by others. Infringement by third parties on Telkonet’s proprietary technology could negatively impact our business.

Telkonet also relies to a lesser extent on unpatented proprietary technology, and no assurance can be given that others will not independently develop substantially equivalent proprietary information, techniques or processes or that Telkonet can meaningfully protect its rights to such unpatented proprietary technology. Development of substantially equivalent technology by Telkonet’s competitors could negatively impact our business.

In addition, the agreement pursuant to which Telkonet is obligated to supply the Geek Link System product to us is terminable in the event that, among other things, Telkonet determines in its reasonable business judgment that the Geek Link System product infringes upon the rights of a third party. If Telkonet is unable to modify the Geek Link System product in the event of a claim of infringement or is unable to come to a commercially reasonable agreement pursuant to which it agrees to license the infringing technology from the third party owner, Telkonet may elect to terminate the private label agreement with us. If the private label agreement is terminated, we would be required to stop selling the Geek Link System product which could negatively impact our revenue and results of operations.

Products sold by competitors could become more popular than the Geek Link System product or render the Geek Link System product obsolete.

The market for powerline communications products is highly competitive. These include Linksys (a Cisco company), Intel, GE, Motorola, Netgear, Sony and Samsung. In addition, there can be no assurance that other companies will not develop powerline communications products that also compete with the Geek Link System product in the future. Some of these competitors have longer operating histories, greater name recognition and substantially greater financial, technical, sales, marketing and other resources. These competitors may, among other things, undertake more extensive marketing campaigns, adopt more aggressive pricing policies, obtain more favorable pricing from suppliers and manufacturers and exert more influence on the sales channel than us. As a result, we may not be able to compete successfully with these potential competitors and these potential competitors may develop or market technologies and products that are more widely accepted than the Geek Link System product or that would render the Geek Link System product obsolete or noncompetitive. If any of these companies are successful in competing against us with respect to the Geek Link System product, our revenue could decline, our margins could be negatively impacted, and we could lose market share, any of which could seriously harm our business and results of operations.

Risks Relating to the Market and our Common Stock

We may be unable to register for resale all of the common stock which were included within the Units, in which case a stockholder will need to rely on an exemption from the registration requirements in order to sell such shares of common stock.

The shares of common stock and warrants issued in connection with the Merger, the Private Placement and the other transactions described herein are being issued in reliance on an exemption from the registration requirements of the Securities Act under Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act. Consequently, theses securities will be subject to restrictions on transfer under the Securities Act and may not be transferred in the absence of registration or the availability of a resale exemption. We are obligated to file a “resale” registration statement with the SEC that covers all of the common stock included within the Units sold in the Private Placement (including the shares of common stock underlying the Warrants) within sixty days from the closing of the Private Placement and to use our best efforts to have such “resale” registration statement declared effective by the SEC within 150 days from the closing of the Private Placement. Nevertheless, it is possible that the SEC may not permit us to register all of such shares of common stock for resale. In certain circumstances, the SEC may take the view that the Private Placement requires us to register the issuance of the securities as a primary offering. Without sufficient disclosure of this risk, rescission of the Private Placement could be sought by investors or an offer of rescission may be mandated by the SEC, which would result in a material adverse affect to us. To date, the SEC has not made any formal statements or proposed or adopted any new rules or regulations regarding Rule 415 promulgated under the Securities Act, as such rule applies to resale registration statements. However, investors should be aware of the risks that interpretive positions taken with respect to Rule 415, or similar rules or regulations adopted subsequent to the date of this Current Report on Form 8-K, could have on the manner in which the common stock may be registered or our ability to register the common stock for resale at all. If we are unable to register some or all of the common stock, such shares would only be able to be sold pursuant to an exemption from registration under the Securities Act, such as Rule 144, that permits the resale of securities by non-affiliates following six months after the issuance of such securities.

The requirements of being a public company may strain our resources and distract management.

As a public company, we are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002. These requirements are extensive. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls for financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight is required. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

As a public company, it may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications required by such Act, if applicable.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required to include in each Annual Report on Form 10-K beginning with our fiscal year ending August 31, 2008, management’s assessment of the effectiveness of our internal control over financial reporting. Furthermore, beginning with our fiscal year ending on August 31, 2009 our independent registered public accounting firm will be required to attest to whether management’s assessment of the effectiveness of internal controls over financial reporting is fairly stated in all material respects and separately report on whether it believes we maintained, in all material respects, effective internal control over financial reporting. If we fail to timely complete the development of our internal controls and management is unable to make this assessment, or, once required, if the independent registered public accounting firm cannot timely attest to this assessment, we could be subject to regulatory sanctions and a loss of public confidence in our internal control and the reliability of our financial statements, which ultimately could negatively impact our stock price.

Any future material changes in our operations likely will require us to expand and possibly revise our disclosure controls and procedures, internal controls and related corporate governance policies. In addition, the new and changed laws and regulations are subject to varying interpretations in many cases due to their lack of specificity and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. If our efforts to comply with new or changed laws and regulations differ from the conduct intended by regulatory or governing bodies due to ambiguities or varying interpretations of the law, we could be subject to regulatory sanctions, our reputation may be harmed and our stock price may be adversely affected.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs in 2008 and beyond and to make certain activities more time consuming and costly than if we were not a public company. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Persons associated with securities offerings, including consultants, may be deemed to be broker dealers.

In the event that any of our securities are offered without engaging a registered broker-dealer we may face claims for rescission and other remedies. If any claims or actions were to be brought against us relating to our lack of compliance with the broker-dealer requirements, we could be subject to penalties, required to pay fines, make damages payments or settlement payments, or repurchase such securities. In addition, any claims or actions could force us to expend significant financial resources to defend ourselves, could divert the attention of our management from our core business and could harm our reputation.

Our stock price may be volatile in response to market and other factors.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including but not limited to the following:

•	competitive pricing pressures;
•	our ability to obtain working capital financing;
•	additions or departures of key personnel;
•
limited “public float” following the Merger, in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

•	sales of our common stock (particularly following effectiveness of the resale registration statement required to be filed in connection with the Private Placement);
•	our ability to execute our business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	regulatory developments;
•	economic and other external factors; and
•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on investment will only occur if our stock price appreciates.

There is currently no liquid trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

To date there has been no liquid trading market for our common stock. We cannot predict how liquid the market for our common stock might become. We have listed our common stock for trading on the OTC Bulletin Board and, as soon thereafter as is practicable, anticipate applying for listing of our common stock on either the American Stock Exchange, the Nasdaq Capital Market or other national securities exchange, assuming that we can satisfy the initial listing standards for such exchange. We currently do not satisfy the initial listing standards, and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange. Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing and remain listed on the OTC Bulletin Board or suspended from the OTC Bulletin Board, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

Furthermore, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news and events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

In addition, the price at which our common stock may be sold is very unpredictable because there could be very few trades in our common stock. If our common stock is thinly traded, a large block of shares traded can lead to a dramatic fluctuation in the share price.

Our common stock may be deemed a “penny stock”, which would make it more difficult for our investors to sell their shares.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934. The penny stock rules apply to companies whose common stock is not listed on the Nasdaq Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, or upon the expiration of any statutory holding period, under Rule 144, or expiration of lock-up periods applicable to outstanding shares, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. All of the shares of common stock issued to our officers, directors, and greater than 10% stockholders in the Merger are subject to a lockup agreement prohibiting sales of such shares for a period of 6 months following the date we file a “resale” registration statement with the SEC that covers all of the common stock included within the Units sold in the Private Placement (including the shares of common stock underlying the warrants). Following such date, all of those shares will become freely tradable, subject to securities laws and SEC regulations regarding sales by insiders. In addition, the shares of common stock sold in the Private Placement (including the shares underlying the warrants) will be freely tradable upon the earlier of: (i) effectiveness of a registration statement covering such shares; and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 under the Securities Act.

We may apply the proceeds of the Private Placement to uses that ultimately do not improve our operating results or increase the value of our common stock.

We intend to use the gross proceeds from the Private Placement, including proceeds received upon the exercise of any warrants, to pay professional fees, including costs and expenses incurred in connection with the Private Placement, to repay indebtedness, to purchase inventory of the private label powerline communication product pursuant to the agreement with Telkonet, to hire additional sales representatives and technicians to market Geek Link System products in metropolitan areas outside of our present foot print of 33 cities throughout the U.S., as well as for general working capital purposes. However, we do not have more specific plans for the net proceeds from the Private Placement and our management will have broad discretion in how we use these proceeds. These proceeds could be applied in ways that do not improve our operating results or otherwise increase the value of our common stock.

As a result of members of our management being our largest stockholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of other stockholders.

Our executive management team own or control a significant percentage of our common stock. Additionally, these figures do not reflect the increased percentages that they may have in the event that they exercise any of the options or warrants they may hold or in the future be granted, or if they otherwise acquire additional shares of our common stock. The interests of such persons may differ from the interests of other stockholders. As a result, in addition to their positions with us, such persons will have significant influence over and control all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the following actions:

•	elect or defeat the election of our directors;

•	amend or prevent amendment of our Certificate of Incorporation or Bylaws;
•	effect or prevent a merger, sale of assets or other corporate transaction; and
•	control the outcome of any other matter submitted to the shareholders for vote.

In addition, such persons’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

Exercise of warrants may have a dilutive effect on our common stock.

If the price per share of our common stock at the time of exercise of any warrants or options is in excess of the various exercise or conversion prices of such convertible securities, exercise or conversion of such convertible securities would have a dilutive effect on our common stock. As of February 8, 2008, holders of our outstanding warrants would receive 1,740,000 shares of our common stock at an exercise price of $1.50 per share. The amount of such dilution that may result from the exercise of the foregoing, however, cannot currently be determined as it would depend on the difference between our common stock price and the price at which such convertible securities were exercised at the time of such exercise. Any additional financing that we secure may require the granting of rights, preferences or privileges senior to those of our common stock and which result in additional dilution of the existing ownership interests of our common stockholders.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information as of February 8, 2008 regarding the beneficial ownership of our common stock taking into account the consummation of the Merger, the closing of the Private Placement and the consummation of the Split-Off by (i) each person or entity who, to our knowledge, owns more than 5% of our common stock; (ii) our executive officers named in the Summary Compensation Table below; (iii) each director; and (iv) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o 814 Kempsville Road, Suite 106, Norfolk, Virginia 23502. Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of February 8, 2008, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned(1)(2)

5% Owners:

RTC Investments, LLC (3)	2,777,249	20.65%

Telkonet, Inc. (4)	2,454,500	18.25%

Executive Officers and Directors:

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned(1)(2)

Richard T. Cole (3)(5)	970,071	7.21%

Ronald W. Pickett (4)(6)	100,000	*

James Weathers (3)	-	-

Jim Johnsen (3)	-	-

Steve Sanford (3)	-	-

Robert P. Crabb	-	-

Richard Artese (7)	4,761	*

Keith Wesp (8)	-	-

Douglas Glenn	-	-

All executive officers and directors as a group (nine persons) (3)(4)(5)(6)(7)(8)	1,074,832	7.99%

__________________________
*Represents less than 1%.

(1)
Based on 13,150,000 shares of our common stock outstanding immediately following the Merger and the Private Placement and the cancellation of 2,666,667 shares of our common stock in the Split-Off and shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of February 8, 2008.

(2)
Excludes: (i) warrants to purchase 1,500,000 shares of common stock at an exercise price of $1.50 per share, issuable to investors in the Private Placement, (ii) warrants to purchase up to a maximum of 240,000 shares of common stock, issuable to the Placement Agent, and (iii) 3,000,000 shares of common stock reserved for issuance under our Equity Incentive Plan.

(3)	Messrs. Cole, Weathers, Sanford, and Johnsen own 8.33%, 44.68%, 3.90%, 2.77%, respectively of RTC Investments, LLC.

(4)	Mr. Pickett is the former Chief Executive Officer of Telkonet, Inc., and is currently the Vice Chairman of Telkonet, Inc.’s board of directors.

(5)
Includes options to acquire 200,000 shares of our common stock that vest immediately upon consummation of the Merger. Does not include options to acquire 800,000 shares of our common stock that are not currently exercisable.

(6)	Includes options to acquire 100,000 shares of our common stock that vest immediately upon consummation of the Merger. Does not include options to acquire 400,000 shares of our common stock that are not currently exercisable.

(7)	Does not include options to acquire 250,000 shares of our common stock which are not currently exercisable.

(8)	Does not include options to acquire 175,000 shares of our common stock which are not currently exercisable.

Executive Officers and Directors

Directors and Executive Officers

The following persons became our executive officers and directors upon effectiveness of the Merger and hold the positions set forth opposite their respective names.

Name	Age	Position with the Company

Richard T. Cole	54	CEO, Chairman of the Board

Ronald W. Pickett	60	Vice-Chairman of the Board

James Weathers	53	Director

Jim Johnsen	41	Director

Steve Sanford	44	Director

Robert P. Crabb	60	Director and Secretary

Douglas Glenn	41	Director

Richard Artese	40	Vice President and Chief Information Officer

Keith Wesp	35	Controller and Assistant Secretary

Richard T. Cole, CEO, Chairman of the Board. Mr. Cole is a co-founder of Geeks On Call and has served as its Chairman since its inception in June 2001. Mr. Cole also was the Managing Member of the Company’s predecessor, Geeks On Call America, LLC. Prior to 2000, Mr. Cole was the Managing Member of Beach Capital LLC. Mr. Cole previously served as President of American Outdoor Advertising, Inc. (a Landmark Communications, Inc. subsidiary) from March 1997 until October 1999, and as President of FKM Advertising from February 1994 until November 1996.

Ronald W. Pickett, Vice-Chairman of the Board. Mr. Pickett has served as Vice-Chairman of the Board of Directors of Geeks On Call since October 2007. Mr. Pickett is the former Chief Executive Officer of Telkonet, Inc., having served in such capacity between January 2003 and November 2007, and is currently the Vice-Chairman of Telkonet’s board of directors. In addition, he has fostered the development of Telkonet since 1999 as the Telkonet’s principal investor and co-Founder. He was the Founder, and for twenty years served as the Chairman of the Board and President, of Medical Advisory Systems, Inc. (a company providing international medical services and pharmaceutical distribution) until its merger with Digital Angel Corporation in March 2002. A graduate of Gordon College, Mr. Pickett has engaged in various entrepreneurial activities for 35 years. Mr. Pickett is also the President and a director of MSTI Holdings, Inc. (OTCBB:MSHI).

James Weathers, Director. Mr. Weathers has served as a Director of Geeks On Call since January 2005. Since 1986, Mr. Weathers has served as the President of Advanced Farms Technology Co. with papaya farming operations in Mexico and Jamaica. Mr. Weathers has been the President of Integrated Agriculture Inc., whose business is principally the production of food products and the importation of products to North America and Europe, since 1980.

Jim Johnsen, Director. Mr. Johnsen has served as a Director of Geeks On Call since April 2002. Mr. Johnsen is a Managing Director of Johnsen, Fretty & Company, LLC, a boutique investment bank based in Stamford, Connecticut, assisting middle-market companies with a variety of challenges. Previously, he was Vice President at Southport Partners, a boutique investment bank serving the technology sector.

Steve Sanford, Director. Mr. Sanford has served as a Director of Geeks On Call since January 2007, and is the founder and President of InovaOne Studios, Inc. based in Atlanta, Georgia.

Robert P. Crabb, Director and Secretary. Mr. Crabb has served as a Director of Geeks On Call since October 2007. Mr. Crabb is a founder, former director, former chief marketing officer and former Secretary of Telkonet, Inc. He has over 35 years of sales, marketing and corporate management experience, including 15 years in the insurance industry. His entrepreneurial expertise also includes public company administration, financial consulting, corporate management and commercial/residential real estate development. He served as a noncommissioned officer in the United States Marine Corps from 1966 to 1974.

Douglas Glenn, Director. Mr. Glenn served as a director of Geeks On Call from its inception in June 2001 until December 2005 and rejoined the Board of Directors in November 2007. He served as the General Counsel and Secretary from its inception in June 2001 until December 2007. Since November 2007, he has served as Executive Vice President and General Counsel of Hampton Roads Bankshares, Inc., and its subsidiary, Bank Of Hampton Roads, based in Norfolk, Virginia. Mr. Glenn has also served as a director of Hampton Roads Bankshares, Inc., since February 2006. Mr. Glenn is a shareholder in the Virginia Beach law firm of Pender & Coward, P.C. located in Virginia Beach, Virginia, where he has practiced law since 1991.

Richard G. Artese, Vice President and CIO. Mr. Artese has served as Vice President and Chief Information Officer of Geeks On Call since November 2005. From May 2005 to November 2005, Mr. Artese served as its Director of Technology. From August 2001 to August 2004 he worked as the Managing Director Technology Consulting Group for Top Tier Management in New York, New York and Norfolk, Virginia. From March 1998 to July 2001, he was Senior Vice President and Chief Information Officer for Porter Novelli International in New York, New York. From July 1995 to March 1998, he served as Director of Technology and Office Services for the Delta Consulting Group, Inc. of New York, New York.

Keith Wesp, Controller and Assistant Secretary. Mr. Wesp has served as the Controller and Assistant Secretary for Geeks On Call since August 2001. From October 1995 until July 2001, Mr. Wesp worked for Rothman and Vaughan, CPA’s, as an Accountant.

As a requirement to listing our common stock on the Nasdaq Capital Market or other exchange, we may need to add additional independent directors and increase the size of the board of directors. The board’s composition (and that of its committees) will be subject to the corporate governance provisions of its primary trading market, including the requirement for appointment of independent directors in accordance with the Sarbanes-Oxley Act of 2002, and regulations adopted by the SEC and FINRA pursuant thereto. We expect to adopt corporate governance provisions that would be required of a Nasdaq company in the near future. Neither independent directors nor corporate governance provisions are required prior to listing on any exchange.

Employment Agreements

 On February 8, 2008, we entered into employment agreements with Messrs. Cole, Artese and Wesp. The following is a summary of the material terms of such agreements.

Richard Cole employment agreement. On February 8, 2008, we entered into an employment agreement with Richard Cole, to serve as our Chief Executive Officer. The term of the agreement is 5 years. Mr. Cole will receive an annual base salary of $275,000, which may be increased annually at the discretion of the board of directors; provided, however, that Mr. Cole will receive an annual cost of living increase of not less than 3% over the prior year’s base salary. In addition to a base salary, Mr. Cole will be eligible to receive a bonus tied to certain milestones, which amount is also to be determined by the board of directors. Mr. Cole will also receive a company car to use during the term of his agreement.

If Mr. Cole’s employment is terminated without cause or if he resigns for good reason, we will be obligated to pay him, as severance, his then current annual base salary for eighteen months. If Mr. Cole is terminated with cause or if he voluntarily resigns (other than for good reason), he is prohibited from competing with us for eighteen months after the termination of his employment.

Mr. Cole  also received immediately upon the consummation of the Merger 1,000,000 options with a six year term. Twenty percent of the options vested immediately and 20% of the balance of the options will vest on each of the next four anniversaries of the date of grant. The options have an exercise price of $1.00 per share.

Richard Artese employment agreement. On February 8, 2008, we entered into an employment agreement with Richard Artese, to serve as our Vice President and Chief Information Officer. The term of the agreement is five years. Mr. Artese will receive an annual base salary of $150,000, which may be increased annually at the discretion of the board of directors. In addition to a base salary, Mr. Artese will be eligible to receive a bonus tied to certain milestones, which amount is also to be determined by the board of directors; provided, however, that Mr. Artese will receive an annual cost of living increase of not less than 3% over the prior year's base salary.

If Mr. Artese’s employment is terminated without cause or if he resigns for good reason, we will be obligated to pay him, as severance, his then current annual base salary for twelve months. If Mr. Artese is terminated with cause or if he voluntarily resigns (other than for good reason), he is prohibited from competing with us for twelve months after the termination of his employment.

Mr. Artese also received immediately upon the consummation of the Merger 250,000 options with a six year term. Twenty percent of the options will vest on each of the first five anniversaries of the date of grant. The options have an exercise price of $1.00 per share.

Keith Wesp employment agreement. On February 8, 2008, we entered into an employment agreement with Keith Wesp, to serve as our Controller. The term of the agreement is five years. Mr. Wesp will receive an annual base salary of $95,000, which may be increased annually at the discretion of the board of directors of the Company. In addition to a base salary, Mr. Wesp will be eligible to receive a bonus tied to certain milestones, which amount is also to be determined by the board of directors.

If Mr. Wesp’s employment is terminated without cause or if he resigns for good reason, we will be obligated to pay him, as severance, his then current annual base salary for six months. If Mr. Wesp is terminated with cause or if he voluntarily resigns (other than for good reason), he is prohibited from competing with us for six months after the termination of his employment.

Mr. Wesp will also be entitled to received immediately upon the consummation of the Merger 175,000 options with a six year term. Twenty percent of the options will vest on each of the first five anniversaries of the date of grant. The options have an exercise price of $1.00 per share.

Executive Compensation

Summary Compensation Table

The table below sets forth, for the last two fiscal years, the compensation earned by our Chief Executive Officer and our two most highly compensated executive officers (together, the “Named Executive Officers”). Except as provided below, none of our executive officers received annual compensation in excess of $100,000 during the last two fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Richard T. Cole	2007	$200,000	$0	0	0	$200,000
President and CEO	2006	$200,000	$0	0	0	$200,000

Richard Artese	2007	$150,000	$0	0	0	$150,000
Chief Information Officer	2006	$125,000	$0	0	0	$125,000

Keith Wesp	2007	$95,000	$0	0	0	$95,000
Controller & Assistant Secretary	2006	$75,000	$0	0	0	75,000

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards issued to our Named Executive Officers as of August 31, 2007 and as of November 30, 2007.

Director Compensation

We do not currently compensate our directors for acting as such, although we may do so in the future, including with cash and/or equity. We reimburse our directors for reasonable expenses incurred in connection with their service as directors. As of November 30, 2007, none of our directors received any compensation from us for acting in such capacity.

Board of Directors and Corporate Governance

Upon the closing of the Merger, Ryan Goldstein and Daniel Kominars resigned as the officers and directors of the Company and simultaneously therewith a new board of directors was appointed consisting of Richard T. Cole, Ronald W. Pickett, James Weathers, Jim Johnsen, Steve Sanford, Robert P. Crabb and Douglas Glenn.

Code of Ethics

Prior ro being listed on a natioanl securities exchange, we intend to adopt a written code of ethics that applies to our principal executive officer, principal financial officer or controller, or persons performing similar functions.

Board Committees

We intend to appoint such persons to the board of directors and committees of the board of directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek listing on a securities exchange. We intend that a majority of our directors will be independent directors, of which at least one director will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-B, as promulgated by the SEC. Additionally, the board of directors is expected to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee, in the near future. We do not currently have an “audit committee financial expert” since we currently do not have an audit committee in place.

Equity Incentive Plan

On February 8, 2008, our board of directors and stockholders adopted the 2008 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons into our development and financial success. Under the Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Code, non-qualified stock options, stock appreciation rights, performance shares, restricted stock and long term incentive awards. The Plan will be administered by our board of directors until such time as such authority has been delegated to a committee of the board of directors. On the closing date of the Merger, certain of our executive officers and directors were granted options to purchase common stock exercisable at $1.00 per share as follows:

Name	Shares	Vesting Schedule	Expiration
Robert T. Cole	1,000,000	20% immediately and 20% on each of the first four anniversaries of the grant date	6 years from date of grant
Richard W. Pickett	500,000	20% immediately and 20% on each of the first four anniversaries of the grant date	6 years from date of grant
Richard Artese	250,000	20% on each of the first five anniversaries of the grant date	6 years from date of grant
Keith Wesp	175,000	20% on each of the first five anniversaries of the grant date	6 years from date of grant
Douglas Glenn	150,000	20% on each of the first five anniversaries of the grant date	6 years from date of grant
Robert Crabb	100,000	20% on each of the first five anniversaries of the grant date	6 years from date of grant

Pursuant to the terms of the Private Placement, for one year following the date that the “resale” registration statement covering the shares of common stock and the shares of common stock underlying the warrants included within the Units sold in the Private Placement is declared effective by the SEC, we may not issue options to purchase shares of our common stock at an exercise price below $1.00 per share.

Certain Relationships and Related Transactions

Geeks On Call has an exclusive private label/marketing agreement with Telkonet pursuant to which Geeks On Call will purchase from Telkonet a private label powerline communications product that will allow Geeks On Call to provide powerline internet connectivity to the small and medium size business community and the residential marketplace. The Telkonet products marketed by Geeks On Call under the trade name Geek Link System will enable us to deliver state of the art networking connectivity, virtually eliminating the need to pull additional Cat 5 cable in office buildings and homes. The Geek Link System will be sold to customers through the Geeks On Call existing network of franchisees. It is our intent to hire additional sales representatives and technicians to market Geek Link System products in metropolitan areas outside of our present foot print of 33 cities throughout the U.S.

On October 2, 2007, Telkonet, Geeks On Call and certain stockholders of Geeks On Call entered into an agreement whereby Telkonet acquired 1,160,043.435 shares of Geeks On Call’s common stock from existing stockholders. Mr. Ronald W. Pickett and Mr. Robert P. Crabb, who each became members of our board of directors upon consummation of the Merger, are the former Chief Executive Officer and Secretary, respectively, of Telkonet. Mr. Pickett is the current Vice Chairman of Telkonet. The aggregate purchase price for the shares acquired by Telkonet is $4,500,000, which was payable, at Telkonet’s option, through delivery to the selling stockholders of cash, Telkonet common stock or a combination thereof. The purchase price was paid in shares of Telkonet common stock based upon the average closing price of Telkonet on the American Stock Exchange during the 10 trading days immediately preceding closing. Messrs. Cole, Weathers and Glenn are among the stockholders who were selling shares of common stock to Telkonet and received a portion of the aggregate purchase price. Messrs. Cole, Weathers and Glenn received $577,500, $2,075,600 and $285,447 of the aggregate purchase price, respectively.

Prior to the consummation of the Merger, the outstanding shares of Geeks On Call’s preferred stock converted into shares of Geeks On Call’s common stock. All of the outstanding shares of Geeks On Call’s Series B and Series C preferred stock were held by RTC Investments, LLC, a Virginia limited liability company (“RTC”). James and Michelle Weathers, are the majority members of RTC. Mr. Weathers is also a director of ours. Richard Cole, Geeks On Call's co-founder, and our President and Chief Executive Officer, is the Managing Member of RTC. Frank Santoro, a former Director of Geeks On Call, is also a member of RTC.

InovaOne Studios, Inc. (“InovaOne”), owned by Steve Sanford, recently completed a strategic study for Geeks On Call which resulted in Geeks On Call's rebranding efforts; however, InovaOne’s work for Geeks On Call was completed before Mr. Sanford was elected to Geeks On Call’s Board.

Douglas Glenn Consulting Agreement. On February 8, 2008, we entered into a consulting agreement with Douglas Glenn, a member of our board of directors. The term of the agreement is two years. Mr. Glenn will receive an annual consulting fee of $50,000, which is payable in monthly installments. In the event we undergo a change of control, the aggregate balance of consulting fee will become immediately due and payable.

Mr. Glenn  also received immediately upon the consummation of the Merger 150,000 options with a six year term. Twenty percent of the options will vest on each of the first five anniversaries of the date of grant. The options have an exercise price of $1.00 per share.

Board Independence

We do not believe that any of our directors other than James Johnsen and James Weathers is an “independent director,” as that term is defined by applicable listing standards of the Nasdaq Stock Market and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

Item 3.02  Unregistered Sales of Equity Securities

Sales by Geeks On Call

On June 30, 2006, Geeks On Call issued 80,935.252 shares of Series C Preferred Stock (the “Series C Shares”) to RTC. On August 31, 2006, Geeks On Call issued an additional 38,848.921 Series C Shares to RTC. The Series C shares were converted into 309,790 shares of Geeks On Call’s common stock prior to the consummation of the Merger.

On August 11, 2006, Geeks On Call was authorized to sell 179,860 shares of Series D Preferred Stock (the “Series D Shares”) at a price of $5.56 per share. Geeks On Call issued 42,266.187 Series D Shares on September 29, 2006; 17,985.612 Series D Shares on October 23, 2006; 8,992.806 Series D Shares on November 14, 2006; 8,992.806 Series D Shares on April 10, 2007; 8,992.806 Series D Shares on July 13, 2007 and 35,971.223 Series D Shares on July 30, 2007. The Series D shares were converted into 260,992 shares of Geeks On Call’s common stock prior to the consummation of the Merger.

The sale of the Series C Shares and the Series D shares was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The Series C Shares and the Series D Shares were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Sales by Geeks On Call Holdings

On February 8, 2008, we accepted subscriptions for a total of 300 units in the Private Placement, consisting of an aggregate of 3,000,000 shares of the our common stock and warrants to purchase an aggregate of 1,500,000 shares of common stock at an exercise price of $1.50 per share, for a per unit purchase price of $10,000. We received net proceeds from such closing of the Private Placement of $2,441,400.

The Private Placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in the Private Placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

A registered broker dealer and FINRA member was our exclusive Placement Agent and received a (i) 10% cash fee on the gross proceeds of the Private Placement, (ii) placement agent warrants in an amount equal to 8% of the number of shares of common stock included in the Units sold in the Private Placement on the same terms and conditions as the Unit warrants and (iii) legal and due diligence expenses of $35,000. The Placement Agent shall also receive a cash fee in the amount of 5% of the aggregate proceeds from the exercise of warrants issued to the investors in the Private Placement.

Description of Capital Stock

Authorized Capital Stock

We have authorized 110,000,000 shares of capital stock, par value $0.001 per share, of which 100,000,000 are shares of common stock and 10,000,000 are shares of “blank-check” preferred stock.

Capital Stock Issued and Outstanding

After giving effect to the Merger, the issuance of 300 units in the Private Placement, the Split-Off, the grant of new options under the Plan and the warrants issued in connection with the Private Placement, we have issued and outstanding securities on a fully diluted basis:

•	13,150,000 shares of common stock;

•	no shares of preferred stock;

•	options to purchase an aggregate of 2,375,000 shares of common stock issued under the Plan with an exercise price of $1.00 per share; and

•
Warrants to purchase 1,740,000 shares of common stock, of which (i) warrants to purchase 1,500,000 shares of common stock were issued to investors in the Private Placement at an exercise price of $1.50 per share and (ii) warrants to purchase 240,000 shares of common stock were issued to the Placement Agent in connection with the Private Placement. In the event that we are not in material compliance with our registration obligations set forth on Exhibit A to the Subscription Agreement entered into with the investors in the Private Placement, then the investors have a cashless exercise option upon exercising their warrants.

Common Stock

We are authorized to issue 100,000,000 shares of common stock. The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Except as otherwise provided by law, and subject to any voting rights granted to holders of any preferred stock, amendments to our Certificate of Incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of common stock. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of preferred stock created by the board of directors from time to time, the holders of common stock will be entitled to such cash dividends as may be declared, if any, by the board of directors from funds available. Subject to any preferential rights of any outstanding series of preferred stock, upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to receive pro rata all assets available for distribution to such holders.

For a period of 12 months from the effectiveness of a registration statement registering the shares of common stock included in the Units and the shares of common stock underlying the Warrants included in the Units, the investors will have a right to participate on any future financings contemplated by us, subject to customary exceptions.

Preferred Stock

We are authorized to issue 10,000,000 shares of “blank check” preferred stock, none of which as of the date hereof is designated or outstanding. The board of directors is vested with authority to divide the shares of preferred stock into series and to fix and determine the relative designation, powers, preferences and rights of the shares of any such series and the qualifications, limitations, or restrictions or any unissued series of preferred stock.

Description of Options

We granted options to purchase 2,375,000 shares of our common stock to certain of our executive officers, directors and employees, effective upon the closing of the Merger. All such options were issued pursuant to the Plan and are exercisable when vested at a price of $1.00 per share.

Description of Warrants

We issued five-year warrants to purchase 1,500,000 shares of our common stock, at an exercise price of $1.50 per share to investors in the Private Placement. We also issued a five year warrant to the Placement Agent to purchase an aggregate of 240,000 shares of our common stock, at an initial cash exercise price of $1.50 per share, in connection with its efforts as a placement agent in connection with the Private Placement. In the event that we are not in material compliance with our registration obligations set forth on Exhibit A to the Subscription Agreement entered into with the investors in the Private Placement, then the investors have a cashless exercise option upon exercising their warrants.

The warrants contain provisions that protect the holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events. The warrants contain a provision for “cashless exercise” in the event that we are not in material compliance with our registration obligations set forth on Exhibit A to the Subscription Agreement entered into with the investors in the Private Placement. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we may, in our discretion, upon exercise, round up to the nearest whole number the number of shares of our common stock to be issued to the warrant holder or otherwise equitably adjust the exercise and exercise price per share.

Dividend Policy

We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. We currently intend to utilize all available funds to develop our business. We can give no assurances that we will ever have excess funds available to pay dividends.

Registration Rights

We have agreed to file a “resale” registration statement with the SEC (the date of such filing, the “SEC Filing Date”) covering all shares of common stock included within the Units sold in the Private Placement and all shares of common stock underlying the warrants included in the Units, on or before the date which is 60 days after the final Closing Date. We will maintain the effectiveness of the “resale” registration statement unless all securities have been sold or are otherwise able to be sold without volume limitation pursuant to Rule 144, at which time exempt sales may be permitted for purchasers of the Units. We have agreed to use our best efforts to have such “resale” registration statement declared effective by the SEC as soon as possible and, in any event, within 150 days after the final Closing Date of the Offering or the Termination Date (or if the Private Placlement is extended, the Final Termination Date), whichever occurs later (the “Trigger Date”).

If the registration statement is not filed within 60 days of the Final Closing and timely declared effective by the Trigger Date, then we are obligated to pay to investors a fee of 1% of the subscription price per Unit being registered per month of the investors’ investment, payable in cash, up to a maximum of 9%; provided, however, that we shall not be obligated to pay any such liquidated damages if (x) we are unable to fulfill our registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to “Rule 415”, provided we register at such time the maximum number of shares of common stock permissible upon consultation with the staff of the SEC or (y) all securities have been sold or are otherwise able to be sold without volume limitation pursuant to Rule 144. We may register other shares of our presently outstanding common stock beginning 150 days after the “resale” registration statement is declared effective, provided we, prior or contemporaneous with such registration, register any shares of common stock excluded in accordance with the immediately preceding sentence.

In addition, we have granted piggyback registration rights to the Placement Agent with respect to the shares of common stock underlying the Placement Agent Warrants.

Future Stock Issuances

Pursuant to the Subscription Agreement from the Private Placement, until the 12 month anniversary of the date that the SEC declared a registration statement effective that registers the resale of the common stock issued in the Private Placement and the common stock underlying the warrants issued in the Private Placement, should we issue or sell any shares of any class of common stock or any warrants or other convertible security pursuant to which shares of any class of our common stock may be acquired at a price less than $1.00 per share, subject to certain exemptions, we shall promptly issue additional shares to each investor in the Private Placement in an amount sufficient that the subscription price paid in the Private Placement, when divided by the total number of shares issued will result in an actual price paid by each investor per share equal to such lower price.

Lock-up Agreements

Substantially all of our shares of common stock issued in exchange for shares of common stock of Geeks On Call in the Merger, are subject to lock-up agreements. These lock-up agreements provide that such persons may not sell or transfer any of their shares for a period of 6 months following the date we file a “resale” registration statement with the SEC that covers all of the common stock included within the Units sold in the Private Placement (including the shares of common stock underlying the warrants) without the consent of the Placement Agent, with the exception of contributions made to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code or in privately negotiated sales to persons who agree, in writing, to be bound to the terms of the lock-up agreements.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as we will be, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.

We also have director and officer indemnification agreements with each of our executive officers and directors that provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee shall not be entitled to indemnification in connection with any “claim” (as such term is defined in the agreement) initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of such claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by our stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Anti-Takeover Effect of Delaware Law, Certain By-Law Provisions

Certain provisions of our Bylaws are intended to strengthen the board’s position in the event of a hostile takeover attempt. These provisions have the following effects:

•
they provide that only business brought before an annual meeting by the board or by a stockholder who complies with the procedures set forth in the Bylaws may be transacted at an annual meeting of stockholders; and

•	they provide for advance notice or certain stockholder actions, such as the nomination of directors and stockholder proposals.

We are subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock.

Trading Information

Our common stock is currently approved for quotation on the OTC Bulletin Board maintained by FINRA under the symbol GOCH.OB, but is not trading. As soon as practicable, and assuming we satisfy all necessary initial listing requirements, we intend to apply to have our common stock listed for trading on the American Stock Exchange or the Nasdaq Stock Market, although we cannot be certain that any of these applications will be approved.

The transfer agent for our common stock is Island Stock Transfer. We will serve as warrant agent for the outstanding warrants.

Item 4.01 Changes in Registrant’s Certifying Accountant

Effective as of February 8, 2008, we dismissed Davis Accounting Group, P.C. (“Davis”) as our independent accountants. Davis had previously been engaged as the principal accountant to audit our financial statements. The reason for the dismissal of Davis is that, following the consummation of the Merger on February 8, 2008 (i) the former stockholders of Geeks On Call owned a majority of the outstanding shares of our common stock and (ii) our primary business unit became the business previously conducted by Geeks On Call. The independent registered public accountant of Geeks On Call was the firm of RBSM, LLP, (“RBSM”). We believe that it is in our best interest to have RBSM continue to work with our business, and we therefore retained RBSM as our new independent registered public accounting firm, effective as of February 8, 2008. RBSM is located at 5 West 37th Street, 9th Floor, New York, NY 10018.

The report of Davis on our December 31, 2007 financial statements did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report was qualified as to our ability to continue as a going concern. The decision to change accountants was approved by our board of directors on February 8, 2008.

During our two most recent fiscal years and through the date of dismissal on February 8, 2008, there were no disagreements with Davis on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Davis, would have caused it to make reference to the matter in connection with its reports.

We had made the contents of this Current Report on Form 8-K available to Davis and requested it to furnish a letter addressed to the SEC as to whether Davis agrees or disagrees with, or wishes to clarify our expression of, our views, or containing any additional information. A copy of Davis’ letter to the SEC is included as Exhibit 16.1 to this Current Report.

As of February 8, 2008, RBSM was engaged as our new independent registered public accounting firm. The appointment of RBSM was approved by our board of directors. During our two most recent fiscal years and the subsequent interim periods through February 8, 2008 (the date of engagement of RBSM), we did not consult RBSM regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K.

Item 5.01 Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Our officers and directors resigned as of February 8, 2008, effective upon the closing of the Merger. Pursuant to the terms of the Merger Agreement, our new directors and officers are as set forth therein. Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; change in Fiscal Year

On February 8, 2008, our board of directors approved a change in our fiscal year from a fiscal year ending December 31 to a fiscal year ending on August 31. The change in our fiscal year will take effect on February 8, 2008 and, therefore, there will be no transition period in connection with this change of fiscal year end. Our 2008 fiscal year will end on August 31, 2008.

Item 5.06 Change in Shell Company Status

As a result of the consummation of the Merger described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), Geeks On Call’s audited financial statements for the fiscal years ended August 31, 2007 and 2006 are filed in this Current Report on Form 8-K as Exhibit 99.1 and Geeks On Call's unaudited financial statements for the three months ended November 30, 2007 and 2006 are filed in this Current Report on Form 8-K as Exhibit 99.2.

(b) Pro Forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.3.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Agreement of Merger and Plan of Reorganization, dated as of February 8, 2008, by and among Geeks On Call Holdings, Inc., Geeks On Call America, Inc. and Geeks On Call Acquisition Corp.

2.2	Certificate of Merger, dated February 8, 2008, merging Geeks On Call Acquisition Corp. with and into Geeks On Call America, Inc.

Exhibit No.	Description

3.1	Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed January 25, 2008)

3.2	Bylaws (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed January 25, 2008)

10.1	Form of Investor Warrant

10.2	Form of Lockup Agreement

10.3	Form of Directors and Officers Indemnification Agreement

10.4	Employment Agreement, dated February 8, 2008, between Geeks On Call Holdings, Inc. and Richard T. Cole

10.5	Employment Agreement dated February 8, 2008, between Geeks On Call Holdings, Inc. and Richard Artese

10.6	Employment Agreement dated February 8, 2008, between Geeks On Call Holdings, Inc. and Keith Wesp

10.7	Consulting Agreement dated February 8, 2008, between Geeks On Call Holdings, Inc. and Douglas Glenn

10.8	Geeks On Call Holdings, Inc. 2008 Equity Incentive Plan

10.9	Form of Incentive Stock Option Agreement

10.10	Form of Non-Qualified Stock Option Agreement

10.11	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations dated as of February 8, 2008, by and between Geeks On Call Holdings, Inc. and Lightview Holdings, Inc.

10.12	Stock Purchase Agreement dated February 8, 2008, between Geeks On Call Holdings, Inc., Ryan Goldstein and Daniel Kominars

16.1	Letter of Davis Accounting Group, P.C., Certified Public Accountants, dated February 8, 2008

21.1	List of Subsidiaries

Exhibit No.	Description

99.1	Geeks On Call America, Inc. audited financial statements as of and for the fiscal years ended August 31, 2007 and 2006

99.2	Geek On Call America, Inc. unaudited financial statements as of November 30, 2007 and for each of the three months periods ended November 30, 2007 and 2006

99.3	Unaudited condensed combined pro forma financial statements as of December 31, 2007 and for the periods then ended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 13, 2008

GEEKS ON CALL HOLDINGS, INC.

By:	/s/ Richard T. Cole
Name: Richard T. Cole
Title: Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement of Merger and Plan of Reorganization, dated as of February 8, 2008, by and among Geeks On Call Holdings, Inc., Geeks On Call America, Inc. and Geeks On Call Acquisition Corp.

2.2	Certificate of Merger, dated February, 8 2008, merging Geeks On Call Acquisition Corp. with and into Geeks On Call America, Inc.

3.1	Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed January 25, 2008)

3.2	Bylaws (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed January 25, 2008)

10.1	Form of Investor Warrant

10.2	Form of Lockup Agreement

10.3	Form of Directors and Officers Indemnification Agreement

10.4	Employment Agreement, dated February 8, 2008, between Geeks On Call Holdings, Inc. and Richard T. Cole

10.5	Employment Agreement dated February 8, 2008, between Geeks On Call Holdings, Inc. and Richard Artese

10.6	Employment Agreement dated February 8, 2008, between Geeks On Call Holdings, Inc. and Keith Wesp

10.7	Consulting Agreement dated February 8, 2008, between Geeks On Call Holdings, Inc. and Douglas Glenn

10.8	Geeks On Call Holdings, Inc. 2008 Equity Incentive Plan

10.9	Form of Incentive Stock Option Agreement

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Exhibit No.	Description

10.10	Form of Non-Qualified Stock Option Agreement

10.11	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations dated as of February 8, 2008, by and between Geeks On Call Holdings, Inc. and Lightview Holdings, Inc.

10.12	Stock Purchase Agreement dated February 8, 2008, between Geeks On Call Holdings, Inc, Ryan Goldstein and Daniel Kominars

16.1	Letter of Davis Accounting Group, P.C., Certified Public Accountants, dated February 8, 2008

21.1	List of Subsidiaries

99.1	Geeks On Call America, Inc. audited financial statements as of and for the fiscal years ended August 31, 2007 and 2006

99.2	Geeks On Call America, Inc. unaudited financial statements as of November 30, 2007 and for each of the three month periods ended November 30, 2007 and 2006

99.3	Unaudited condensed combined pro forma financial statements as of December 31, 2007 and for the periods then ended

ii